UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                          FORM S-8/POS

  Post Effective Amendment to Form S-8 Filed on April 28, 2000

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933



                         Infotopia, Inc.
      (Previously known as Dr. Abravanel's Formulas, Inc.)
     (Exact name of registrant as specified in its charter)

    Nevada                                         95-4685068
(State of Incorporation)                           (I.R.S.Employer ID No.)

  43 Taunton Green, Third Floor, Taunton, MA            02780
(Address of Principal Executive Offices)                (Zip
Code)


                    Legal and Consulting Plan
                    (Full title of the Plan)

Chapman & Flanagan, Ltd., 2080 E. Flamingo Rd., Suite 112, Las
Vegas, NV 89119
(Name and address of agent for service)

(702) 650-5660
(Telephone number, including area code, of agent for service)

                      PURPOSE OF AMENDMENT

Note that the Form S-8 filed on April 28, 2000 contained an error which is being corrected by this amendment - 25,000 shares were inadvertently allocated to Noreen Wilson. Ms. Wilson is not a consultant to the Company and was not to be issued shares under a Form S-8. Her inclusion in the Form S-8 was inadvertant.

                           SIGNATURES

The  Registrant. Pursuant to the requirements of  the  Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on May 4, 2000.

(Registrant) Infotopia, Inc.

By (Signature and Title)             /s/ Daniel J. Hoyng
                   Daniel J. Hoyng, CEO and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



      Signature                  Title                 Date

 /s/ Ernie Zavoral     President, Director       5/5/2000
Ernie Zavoral

 /s/ Clinton Smith     Director                  5/5/2000
Clinton Smith

 /s/ Marek Lozowicki   Secretary and Treasurer   5/5/2000
Marek Lozowicki

 /s/ Daniel J. Hoyng   CEO and Director          5/5/2000
Daniel J. Hoyng
